FLOW INTERIM SERVICING AGREEMENT

between

Lehman Brothers Bank, FSB,
Purchaser

and

Greenpoint Mortgage Funding, Inc.
Interim Servicer

Dated as of December 12, 2001

CONVENTIONAL FIXED AND ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

Group No. 2001-

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	ARTICLE IV

	GENERAL SERVICING PROCEDURES

Section 4.01	Transfers of Mortgaged Property	19
Section 4.02	Satisfaction of Mortgages and Release of Mortgage Files	19
Section 4.03	Servicing Compensation	20
Section 4.04	Annual Statement as to Compliance	20
Section 4.05	Annual Independent Public Accountants’ Servicing Report	20
Section 4.06	Right to Examine Interim Servicer Records	21

	ARTICLE V

	INTERIM SERVICER TO COOPERATE

Section 5.01	Provision of Information	21
Section 5.02	Financial Statements; Servicing Facilities	21

	ARTICLE VI

	TERMINATION

Section 6.01	Damages	22
Section 6.02	Termination Upon Transfer of Servicing.	22
Section 6.03	Servicing Transfer Provisions.	23

	ARTICLE VII

	BOOKS AND RECORDS

Section 7.01	Possession of Servicing Files Prior to the Transfer Date	25

	ARTICLE VIII

	INDEMNIFICATION AND ASSIGNMENT

Section 8.01	Indemnification	25
Section 8.02	Limitation on Liability of Interim Servicer and Others	26
Section 8.03	Limitation on Resignation and Assignment by Interim Servicer	26
Section 8.04	Assignment by Purchaser	27

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EXHIBITS

EXHIBIT 1	FORM OF MONTHLY REMITTANCE ADVICE

EXHIBIT 2	FORM OF CUSTODIAL ACCOUNT CERTIFICATION

EXHIBIT 3	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT 4	FORM OF ESCROW ACCOUNT CERTIFICATION

EXHIBIT 5	FORM OF ESCROW ACCOUNT LETTER AGREEMENT

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FLOW INTERIM SERVICING AGREEMENT

This Flow Interim Servicing Agreement (the “Agreement”) is entered into as of the 12th day of December 2001, by and between GREENPOINT MORTGAGE FUNDING INC. (the “Interim Servicer”), a California corporation and LEHMAN BROTHERS BANK, FSB, a Delaware corporation (the “Purchaser”).

WHEREAS, the Purchaser and Interim Servicer entered into a Mortgage Loan Purchase and Warranties Agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which the Purchaser shall, from time to time, purchase from the Seller certain conventional, residential, fixed and adjustable rate first and second lien mortgage loans (the “Mortgage Loans”) delivered as whole loans on a servicing released basis (each delivery of Mortgage Loans, a “Mortgage Loan Package”); and

WHEREAS, the Purchaser desires to have the Interim Servicer service the Mortgage Loans in each Mortgage Loan Package during the period between the related Closing Date and the related Transfer Date (the “Interim Period”), the Interim Servicer desires to service and administer the Mortgage Loans on behalf of the Purchaser during the Interim Period, and the parties desire to provide the terms and conditions of such interim servicing by the Interim Servicer.

NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.  All capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. The following terms are defined as follows (except as otherwise agreed by the parties).

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Agreement: This agreement between the Purchaser and the Interim Servicer for the interim servicing and administration of the Mortgage Loans.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 2.04.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

(ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s Investors Service, Inc.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.06.

Escrow Payment: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 11.01.

Fidelity Bond: A fidelity bond to be maintained by the Interim Servicer pursuant to Section 2.13.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interim Period: The period between the related Closing Date and the related Transfer Date.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 2.12.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the sum of (a) the Servicing Fee and (b) the LPMI Fee, if any.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement between the Purchaser and the Interim Servicer related to the purchase of the Mortgage Loans dated as of the related Cut-off Date.

Qualified Depository: A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor’s Corporation.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Remittance Date: The 10th day (or if such 10th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the first Remittance Date.

REO Disposition: The final sale by the Interim Servicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 2.17.

REO Property: A Mortgaged Property acquired by the Interim Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 2.17.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Interim Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (d) compliance with the obligations under Section 2.08.

Servicing Fee: With respect to each Mortgage Loan, an amount equal to $[REDACTED] per month. Such fee shall be payable monthly and shall be pro rated for any portion of a month during which the Mortgage Loans is serviced pursuant to this Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 2.05) of such Monthly Payment collected by the Interim Servicer, or as otherwise provided under Section 2.05.

Servicing File: With respect to each Mortgage Loan, the file retained by the Interim Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian for the benefit of the Purchaser and copies of the Mortgage Loan Documents listed on Exhibit B to the Purchase Agreement.

Servicing Officer: Any officer of the Interim Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Interim Servicer to the Purchaser upon request, as such list may from time to time be amended.

Transfer Date: With respect to any Mortgage Loan Package, the date mutually agreed upon by the Interim Servicer and the Purchaser and set forth on the Acknowledgment Agreement, which shall not be more than 60 days following the related Closing Date, unless Purchaser notifies the Interim Servicer that a longer period of time is needed..

ARTICLE II

SERVICING

Section 2.01 Interim Servicer to Act as Servicer. With respect to the Mortgage Loans in each Mortgage Loan Package purchased by the Purchaser from the Interim Servicer, from and after the related Closing Date the Interim Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Interim Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Interim Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Interim Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Interim Servicer has obtained the prior written consent of the Purchaser, the Interim Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Interim Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 2.04, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Interim Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 2.05. Without limiting the generality of the foregoing, the Interim Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Interim Servicer, the Purchaser shall furnish the Interim Servicer with any powers of attorney and other documents necessary or appropriate to enable the Interim Servicer to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Interim Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Interim Servicer.

The Interim Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Interim Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, Interim Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the Interim Servicer has been notified of such transfers as provided in this Section 2.01. The Purchaser may sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon Interim Servicer unless such transferee shall agree in writing in the form of the Assignment and Assumption Agreement attached to the Purchase Agreement as Exhibit H, to be bound by the terms of this Agreement and the Purchase Agreement, and an executed copy of the same shall have been delivered to the Interim Servicer. Upon receipt thereof, Interim Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Purchaser and Interim Servicer and their permitted successors, assignees and designees.

Section 2.02 Liquidation of Mortgage Loans.  In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Interim Servicer shall take such action as (1) the Interim Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Interim Servicer shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 2.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Interim Servicer shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Interim Servicer shall notify the Purchaser in writing of the Interim Servicer’s intention to do so, and the Interim Servicer shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In such connection, the Interim Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Interim Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 2.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Section 2.03 Collection of Mortgage Loan Payments.  Continuously from the related Cut-off Date until the related Transfer Date the Interim Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 2.04 Establishment of and Deposits to Custodial Account.  The Interim Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Greenpoint Mortgage Funding Inc. in trust for Lehman Brothers Bank, FSB, Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2001- ___ and various Mortgagors”. The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Interim Servicer in accordance with Section 2.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Interim Servicer, or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Interim Servicer. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Interim Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Interim Servicer after the related Cut-off Date (other than with respect to each LPMI Loan, in the amount of the LPMI Fee):

(i) all payments on account of principal on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.15), Section 2.12 and Section 2.16;

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.15;

(vi) any amount required to be deposited in the Custodial Account pursuant to Section 2.01, 2.10, 2.17, 4.01 or 4.02;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to the terms of the Purchase Agreement; and

(viii) any amounts required to be deposited by the Interim Servicer pursuant to Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.

(ix) any prepayment penalties, late payment charges and assumption fees received in connection with the Mortgage Loans.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of assumption fees, to the extent permitted by Section 4.01, need not be deposited by the Interim Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Interim Servicer and the Interim Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05.

Section 2.05 Permitted Withdrawals From Custodial Account.  The Interim Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 3.01;

(ii) to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed advances of Interim Servicer funds made pursuant to Section 2.17, the Interim Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Interim Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Interim Servicer’s right thereto shall be prior to the rights of the Purchaser except that, where the Interim Servicer is required to repurchase a Mortgage Loan pursuant to the terms of the Purchase Agreement or Section 4.02 of this Agreement, the Interim Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii) to pay itself interest on funds deposited in the Custodial Account;

(iv) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 4.03;

(v) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(vi) to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Interim Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 3.01, the Interim Servicer is not obligated to remit on such Remittance Date. The Interim Servicer may use such withdrawn funds only for the purposes described in this Section 2.05.

Section 2.06 Establishment of and Deposits to Escrow Account.  The Interim Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Greenpoint Mortgage Funding Inc., in trust for Lehman Brothers Bank, FSB Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2001- ____, and various Mortgagors”. The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Interim Servicer in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Interim Servicer, or by a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than the Interim Servicer. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Interim Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Interim Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 2.07. The Interim Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Interim Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 2.07 Permitted Withdrawals From Escrow Account.  Withdrawals from the Escrow Account or Accounts may be made by the Interim Servicer only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Interim Servicer for any Servicing Advance made by the Interim Servicer pursuant to Section 2.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 2.15;

(vi) to pay to the Interim Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii) to withdraw funds deposited in error.

Section 2.08 Payment of Taxes, Insurance and Other Charges.  With respect to each Mortgage Loan, the Interim Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Interim Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Interim Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Interim Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Interim Servicer shall make advances from its own funds to effect such payments.

Section 2.09 PMI Obligations. The Interim Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. If the Mortgagor fails to pay any PMI Policy premium, the Interim Servicer shall be obligated to make such premium payments.

Section 2.10 Protection of Accounts.  The Interim Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

The Interim Servicer shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Interim Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Interim Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Interim Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Interim Servicer in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Interim Servicer and may be withdrawn at any time by the Interim Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Interim Servicer out of its own funds immediately as realized.

Section 2.11 Maintenance of Hazard Insurance.  The Interim Servicer shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Interim Servicer determines in accordance with applicable law and pursuant to the FNMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Interim Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Interim Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Interim Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Interim Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Interim Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Purchaser or the Interim Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Interim Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Interim Servicer as loss payee and shall be endorsed with standard or New York mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Interim Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Interim Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Interim Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Interim Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 2.04, any amounts collected by the Interim Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Interim Servicer’s normal servicing procedures as specified in Section 2.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

Section 2.12 Maintenance of Mortgage Impairment Insurance.  In the event that the Interim Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.11 and otherwise complies with all other requirements of Section 2.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.11. Any amounts collected by the Interim Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.11, and there shall have been a loss which would have been covered by such policy, the Interim Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Interim Servicer’s funds, without reimbursement therefor. Upon request of the Purchaser, the Interim Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 2.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance.  The Interim Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Interim Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Interim Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Interim Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Interim Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Interim Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Interim Servicers’ & Servicers’ Guide. Upon the request of the Purchaser, the Interim Servicer shall cause to be delivered to the Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 2.14 Inspections.  The Interim Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Interim Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Interim Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Interim Servicer shall keep a written report of each such inspection.

Section 2.15 Restoration of Mortgaged Property.  The Interim Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Interim Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Interim Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Interim Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii) the Interim Servicer shall verify that the Mortgage Loan is not in default; and

(iv) pending repairs or restoration, the Interim Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Interim Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 2.16 Maintenance of PMI Policy and LPMI Policy; Claims.

(a) With respect to each Mortgage Loan with a LTV in excess of 80%, the Interim Servicer shall:

(i) with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws, the Interim Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Interim Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Interim Servicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Interim Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Interim Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Interim Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Interim Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Interim Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Interim Servicer shall obtain a replacement PMI Policy as provided above.

(ii) with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan in excess of 75% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Interim Servicer shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy. Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be terminated, the Interim Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Interim Servicer shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Interim Servicer shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason. If the Interim Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Interim Servicer shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Interim Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Interim Servicer shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Interim Servicer shall obtain a replacement LPMI Policy as provided above.

(b) In connection with its activities as servicer, the Interim Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 2.04, any amounts collected by the Interim Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 2.05.

(c) Purchaser, in its sole discretion, at any time, may (i) either obtain an additional PMI Policy on any Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place. In any event, the Interim Servicer agrees to administer such PMI Policies in accordance with the Agreement or any Reconstitution Agreement.

Section 2.17 Title, Management and Disposition of REO Property. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Interim Servicer, or such other name as the Purchaser should designate. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Interim Servicer shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Interim Servicer, either itself or through an agent selected by the Interim Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Interim Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Interim Servicer deems to be in the best interest of the Purchaser.

The Interim Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Interim Servicer determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Interim Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Interim Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Interim Servicer and Purchaser shall be entered into with respect to such purchase money mortgage.

The Interim Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Interim Servicer at such price, and upon such terms and conditions, as the Interim Servicer deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Interim Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

With respect to each REO Property, the Interim Servicer shall hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account. The Interim Servicer shall cause to be deposited on a daily basis upon the receipt thereof in each Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

Notwithstanding the foregoing, at any time and from time to time, the Purchaser may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 6.03(c).

Section 2.18 Permitted Withdrawals with respect to REO Property.  The Interim Servicer shall withdraw REO funds on deposit in the Custodial Account with respect to each related REO Property necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.11 and the fees of any managing agent acting on behalf of the Interim Servicer. The Interim Servicer shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in Section 2.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 2.19 Real Estate Owned Reports.  Together with the statement furnished pursuant to Section 2.20, the Interim Servicer shall furnish to the Purchaser on or before the 10th day of each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Interim Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 2.20 Liquidation Reports.  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Interim Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 2.21 Notification of Adjustments.  With respect to each ARM Mortgage Loan, the Interim Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Interim Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Interim Servicer shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Interim Servicer or the receipt of notice from the Purchaser that the Interim Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Interim Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 2.22 Reports of Foreclosures and Abandonments of Mortgaged Property.  Following the foreclosure sale or abandonment of any Mortgaged Property, the Interim Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

ARTICLE III

PAYMENTS TO PURCHASER

Section 3.01 Remittances.  On each Remittance Date the Interim Servicer shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05), plus (b) all amounts, if any, which the Interim Servicer is obligated to distribute pursuant to Section 2.03.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Interim Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Interim Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Interim Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Interim Servicer.

Section 3.02 Statements to Purchaser.  Not later than the Remittance Date, the Interim Servicer shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit 1 annexed hereto in hard copy and electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Determination Date.

In addition, not more than 60 days after the end of each calendar year, the Interim Servicer shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Such obligation of the Interim Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Interim Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

The Interim Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Interim Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Section 3.03 Principal and Interest Advances by Interim Servicer.  The Interim Servicer shall have no obligation to advance any amounts constituting delinquent principal and interest payments.

ARTICLE IV

GENERAL SERVICING PROCEDURES

Section 4.01 Transfers of Mortgaged Property.  The Interim Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Interim Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Interim Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.

If the Interim Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Interim Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Interim Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Interim Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Interim Servicer for entering into an assumption agreement, a portion of such fee, up to an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Interim Servicer as additional servicing compensation, and any portion thereof in excess of one-half of one percent (0.5%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Interim Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Interim Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 4.02 Satisfaction of Mortgages and Release of Mortgage Files.  Upon the payment in full of any Mortgage Loan, or the receipt by the Interim Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Interim Servicer shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this Section 4.02 hereof.

If the Interim Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Interim Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Interim Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Interim Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.13 insuring the Interim Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 4.03 Servicing Compensation.  As consideration for servicing the Mortgage Loans during the period from the related Closing Date up to but not including the related Transfer Date, the Interim Servicer shall retain a Servicing Fee with respect to each Mortgage Loan in the amount of $7.00 per month, which amount shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Interim Servicer pursuant to this Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Condemnation Proceeds or Liquidation Proceeds, to the extent permitted by Section 2.02), of such Monthly Payment collected by the Interim Servicer, or as otherwise provided under Section 2.03.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 4.01, shall be retained by the Interim Servicer to the extent not required to be deposited in the Custodial Account. The Interim Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 4.04 Annual Statement as to Compliance.  The Interim Servicer shall deliver to the Purchaser, on or before March 31 each year beginning March 31, 2002, and on the related Transfer Date an Officer’s Certificate, stating that (i) a review of the activities of the Interim Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Interim Servicer has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer’s knowledge, based on such review, the Interim Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Interim Servicer to cure such default.

Section 4.05 Annual Independent Public Accountants’ Servicing Report.  On or before March 31st of each year beginning March 31, 2002, the Interim Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article III have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Audit Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 4.06 Right to Examine Interim Servicer Records.  The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Interim Servicer, whether held by the Interim Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

ARTICLE V

INTERIM SERVICER TO COOPERATE

Section 5.01 Provision of Information.  During the term of this Agreement, the Interim Servicer shall furnish to the Purchaser such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser or the purposes of this Agreement. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

The Interim Servicer shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 5.02 Financial Statements; Servicing Facilities.  In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Interim Servicer for the most recently completed three fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Interim Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Interim Servicer (and are available upon request to members or stockholders of the Interim Servicer or to the public at large). If it has not already done so, the Interim Servicer shall furnish promptly to the Purchaser copies of the statement specified above.

The Interim Servicer shall make available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Interim Servicer or the financial statements of the Interim Servicer, and to permit any prospective Purchaser to inspect the Interim Servicer’s servicing facilities for the purpose of satisfying such prospective Purchaser that the Interim Servicer have the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VI

TERMINATION

Section 6.01 Damages.  The Purchaser shall have the right at any time to seek and recover from the Interim Servicer any damages or losses suffered by it as a result of any failure by the Interim Servicer to observe or perform any duties, obligations, covenants or agreements herein contained.

Section 6.02 Termination Upon Transfer of Servicing.

(a) Termination Procedures. . This Agreement shall terminate with respect to the Mortgage Loans or portion thereof transferred on the related Transfer Date as set forth in the related Purchase Price and Terms Letter.

The Purchaser may elect to terminate this Agreement and transfer the servicing from the Interim Servicer prior to the related Transfer Date with respect to all or any portion of the Mortgage Loans by providing written notice to the Interim Servicer at least 10 Business Days prior to the date on which it intends to transfer the servicing of its intent to transfer the servicing from the Interim Servicer. On or before the date specified by the Purchaser in accordance with this paragraph (a) for the transfer of servicing from the Interim Servicer, the Interim Servicer shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Loan Documents necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Interim Servicer’s sole expense. The Interim Servicer shall cooperate with the Purchaser and such successor in effecting the termination of the Interim Servicer’s responsibilities and rights hereunder.

On the related Transfer Date, the Interim Servicer shall comply with all of the provisions of Section 5 of the Purchase Agreement to effect a complete transfer of the Servicing Rights. On the related Transfer Date for each Mortgage Loan, this Agreement, except for Articles VI, VIII, IX and X which shall survive the related Transfer Date, shall terminate.

(b) Mortgage Loans in Foreclosure. The servicing with respect to Mortgage Loans in foreclosure on or before the related Transfer Date shall not be transferred from the Interim Servicer to the Purchaser or the successor servicer, as the case may be, and such Mortgage Loans shall continue to be serviced by the Interim Servicer pursuant to the terms of this Agreement. However, if the Purchaser so elects, the Purchaser may waive the provisions of this paragraph (b) and accept transfer of servicing of such Mortgage Loans and all amounts received by the Interim Servicer thereunder.

(c) Servicing Advances. Notwithstanding the fact that the related Transfer Date has occurred, the Interim Servicer shall not be reimbursed for any Servicing Advances with respect to any Mortgage Loan until the Interim Servicer or the successor servicer receives a Monthly Payment or Liquidation Proceeds with respect to such Mortgage Loan. At such time, the Interim Servicer shall be entitled to be reimbursed for all unreimbursed Servicing Advances with respect to such Mortgage Loan on a first priority basis (but subject to any successor servicer’s rights to reimbursement with respect to Servicing Advances) from the Monthly Payment or Liquidation Proceeds received with respect to such Mortgage Loan. This Section 6.03(c) shall survive the related Transfer Date.

(d) Additional Termination Provisions. Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of 120 days or more (a “Delinquent Mortgage Loan”) or (ii) a Mortgage Loan becomes an REO Property, the Purchaser may at its election terminate this Agreement with respect to such Delinquent Mortgage Loan or REO Property, upon 15 days’ written notice to the Interim Servicer.

Section 6.03 Pass Through Transfer.

(a) The Purchaser may convey the Mortgage Loans to one or more securitized trust structures (“Pass-Through Transfers”). In each case temporarily retaining the Interim Servicer as the servicer thereof. The date on which any Mortgage Loans are included in a Pass-Through Transfer shall be a Reconstitution Date. On any Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by the Interim Servicing Agreement.

(b) The Interim Servicer shall cooperate with the Purchaser in connection with any Pass-Through Transfer contemplated by the Purchaser pursuant to this Section 28. In that connection, the Interim Servicer shall (a) execute any agreements related to any Pass-Through Transfers (“Reconstitution Agreements”) within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Interim Servicer and Interim Servicer’s counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) Business Days after such receipt, and (b) provide to the trustee or a third party purchaser, as the case may be, subject to any Reconstitution Agreement and/or the Purchaser: (i) any and all information and appropriate verification of information which may be reasonably available to the Interim Servicer, whether through letters of its auditors (the reasonable out-of-pocket cost of which will be borne by the Purchaser) and counsel or otherwise, as the Purchaser shall reasonably request; (ii) to bring each of the Mortgage Loan representations and warranties set forth in the Agreement current as of the date the Mortgage Loans are being transferred pursuant to a Pass-Through Transfer, provided that, such Mortgage Loan representations and warranties shall be revised, to the extent allowed or required by the rating agencies and the certificate insurer and acceptable to the Purchaser, to reflect the actual pool of Mortgage Loans being securitized; notwithstanding the foregoing, Interim Servicer shall, at the time of reconstitution, be entitled to state certain exceptions to the Mortgage Loan representations and warranties necessary to make same true and correct as of the time of the Pass-Through Transfer and (iii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Interim Servicer as are reasonably believed necessary by the trustee, such third party purchaser, any master servicer, any rating agency or the Purchaser, as the case may be, in connection with such transactions; provided, however, that these items shall not be more onerous than such similar items set forth herein.

(c) In the event the Purchaser has elected to have the Interim Servicer hold record title to the Mortgages, prior to a Reconstitution Date the Interim Servicer or its designee shall prepare an assignment of mortgage in blank from the Interim Servicer, acceptable to the trustee or such third party, as the case may be, for each Mortgage Loan that is part of a Pass-Through Transfer and shall pay all preparation and recording costs associated therewith. The Interim Servicer shall execute each assignment of mortgage, track such assignments of mortgage to ensure they have been recorded and deliver them as required by the trustee or such third party, as the case may be, upon the Interim Servicer’s receipt thereof, provided, that the Interim Servicer need not record an assignment of mortgage if, at the sole option of the Purchaser, the Interim Servicer delivers an opinion of counsel in the applicable jurisdiction that it is not necessary to record the assignment of mortgage to protect the Purchaser’s interest. Additionally, the Interim Servicer shall prepare and execute, at the direction of the Purchaser, any Mortgage Note endorsements in connection with any and all Reconstitution Agreements.

(d) The Reconstitution Agreement will require the Interim Servicer to advance principal and interest payments on each Mortgage Loan at the Mortgage Loan Interest Rate less the Reconstituted Servicing Fee (defined below) on the remittance date of the Reconstitution Agreement. The Reconstitution Agreement will also require in connection with any prepayments, in addition to any prepayment penalties received by the Interim Servicer on the prepaid Mortgage Loan, the Interim Servicer shall contribute from its own funds to the extent that such contributions do not exceed the Reconstituted Servicing Fee, payable to the Interim Servicer for such prior month, any shortfall in the interest component thereof, such that one month’s interest shall be deposited in the Custodial Account, (as defined in the Interim Servicing Agreement), prior to the remittance date of the Reconstitution Agreement. The Interim Servicer’s obligation to remit payments of principal and interest shall continue through the liquidation of the Mortgaged Property on the related Mortgage Loan, or until such time that the Interim Servicer deems that any future advances of principal and interest would be otherwise non-recoverable. The Reconstituted Servicing Fee shall be .25% per annum times the outstanding principal balance of the Mortgage Loans included in the respective Pass-Through Transfer.

(e) The Interim Servicer shall do all things necessary and required by a servicer who services Mortgage Loans under a Pass-Through Transfer which is a REMIC (defined as a “real estate mortgage conduit” within the meaning Section 860D of the Internal Revenue Code of 1986, as it may be amended from time to time).

(f) All Mortgage Loans not sold or transferred pursuant to a Pass-Through Transfer and any Mortgage Loans repurchased by the Purchaser, shall be subject to the Interim Servicing Agreement and shall continue to be serviced in accordance with the terms of the Interim Servicing Agreement and with respect thereto the Interim Servicing Agreement shall remain in full force and effect.

ARTICLE VII

BOOKS AND RECORDS

Section 7.01 Possession of Servicing Files Prior to the Transfer Date.  Prior to the related Transfer Date, the contents of each Servicing File are and shall be held in trust by the Interim Servicer for the benefit of the Purchaser as the owner thereof. The Interim Servicer shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The possession of the Servicing File by the Interim Servicer is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Interim Servicer is in its capacity as Servicer only and at the election of the Purchaser. The Interim Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Interim Servicer’s servicing of the Mortgage Loans pursuant to this Agreement, or is in connection with a repurchase of any Mortgage Loan pursuant to the terms of the Purchase Agreement.

The Interim Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Interim Servicer shall maintain in its possession, available for inspection by the Purchaser or its designee, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 2.14.

The Interim Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Interim Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Interim Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell or transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Interim Servicer of the transfer. Upon receipt of notice of the transfer, the Interim Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

ARTICLE VIII

INDEMNIFICATION AND ASSIGNMENT

Section 8.01 Indemnification. The Interim Servicer agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Interim Servicer to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and/or (b) comply with applicable law. The Interim Servicer immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Interim Servicer shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Interim Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Interim Servicer’s indemnification pursuant to Section 8 of the Purchase Agreement, or the failure of the Interim Servicer to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement and/or (b) comply with applicable law.

Section 8.02 Limitation on Liability of Interim Servicer and Others.  Neither the Interim Servicer nor any of the directors, officers, employees or agents of the Interim Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Interim Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Interim Servicer and any director, officer, employee or agent of the Interim Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Interim Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Interim Servicer may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Interim Servicer shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.03 Limitation on Resignation and Assignment by Interim Servicer.  The Purchaser has entered into this Agreement with the Interim Servicer and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Interim Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Interim Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser.

The Interim Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Interim Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Interim Servicer. Any such determination permitting the resignation of the Interim Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Interim Servicer’s responsibilities and obligations hereunder in the manner provided in Section 6.02.

Without in any way limiting the generality of this Section 8.03, in the event that the Interim Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 6.03, without any payment of any penalty or damages and without any liability whatsoever to the Interim Servicer or any third party.

Section 8.04 Assignment by Purchaser.  The Purchaser shall have the right, without the consent of the Interim Servicer but subject to the limit set forth in Section 2.01 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit H to the Purchase Agreement. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

ARTICLE IX

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

The Purchaser warrants and represents to, and covenants and agrees with, the Interim Servicer as follows:

Section 9.01 Authority and Capacity.  The execution, delivery and performance by the Purchaser of this Agreement has been and will remain duly and validly authorized by all necessary corporate action. This Agreement constitutes and will continue to constitute a legal, valid and enforceable obligation of the Purchaser.

Section 9.02 Assistance.  To the extent possible, the Purchaser shall cooperate with and assist the Interim Servicer as requested by the Interim Servicer, in carrying out Interim Servicer’s covenants, agreements duties and responsibilities under the Purchase Agreement and in connection therewith shall execute and deliver all such papers, documents and instruments as may be necessary and appropriate in furtherance thereof.

ARTICLE X

REPRESENTATIONS AND WARRANTIES OF INTERIM SERVICER

The Interim Servicer warrants and represents to, and covenants and agrees with, the Purchaser as follows:

Section 10.01 Due Organization and Authority.  The Interim Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Interim Servicer, and in any event the Interim Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Interim Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments or transfer to be delivered pursuant to this Agreement) by the Interim Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Interim Servicer; and all requisite corporate action has been taken by the Interim Servicer to make this Agreement valid and binding upon the Interim Servicer in accordance with its terms;

Section 10.02 Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Interim Servicer;

Section 10.03 No Conflicts.  Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Interim Servicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Interim Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Interim Servicer or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

Section 10.04 Ability to Service.  The Interim Servicer is an approved Interim Servicer/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Interim Servicer is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Interim Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

Section 10.05 Ability to Perform.  The Interim Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

Section 10.06 No Litigation Pending.  There is no action, suit, proceeding or investigation pending or threatened against the Interim Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Interim Servicer, or in any material impairment of the right or ability of the Interim Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Interim Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Interim Servicer contemplated herein, or which would be likely to impair materially the ability of the Interim Servicer to perform under the terms of this Agreement;

Section 10.07 No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Interim Servicer of or compliance by the Interim Servicer with this Agreement or the Servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

Section 10.08 No Untrue Information.  Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

ARTICLE XI

DEFAULT

Section 11.01 Events of Default.  The following shall constitute an Event of Default under this Agreement on the part of the Interim Servicer:

(a) any failure by the Interim Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Interim Servicer by the Purchaser; or

(b) the failure by the Interim Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Interim Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Interim Servicer by the Purchaser; or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Interim Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(d) the Interim Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Interim Servicer or of or relating to all or substantially all of its property; or

(e) the Interim Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f) the Interim Servicer ceases to meet the qualifications of a Fannie Mae servicer; or

(g) the Interim Servicer fails to maintain a minimum net worth of $25,000,000; or

(h) the Interim Servicer attempts to assign its right to servicing compensation hereunder or the Interim Servicer attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Interim Servicer, may terminate all the rights and obligations of the Interim Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Interim Servicer of such written notice, all authority and power of the Interim Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.03.

Section 11.02 Waiver of Defaults.  By a written notice, the Purchaser may waive any default by the Interim Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Notices.  All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

(a)           If to Purchaser to:

Lehman Brothers Bank, FSB
3 World Financial Center
8th Floor
New York, New York 10285-1200
Attention: Contract Finance

With copies to:

Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, NY 10038
Attn: Colman Welby

And electronically, to lgelber@lehman.com

(b)           If to Interim Servicer to:

Greenpoint Mortgage Funding Inc.
700 Larkspur Landing Circle
Suite 250
Larkspur, California 94939
Attention: Susan Davia

Section 12.02 Waivers.  Either the Interim Servicer or Purchaser may upon consent of all parties, by written notice to the others:

(a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

(b) Waive or modify performance of any of the obligations of the others hereunder.

The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 12.03 Entire Agreement; Amendment.  This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to servicing of the Mortgages during the Interim Period. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

Section 12.04 Execution; Binding Effect.  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.03, this Agreement shall inure to the benefit of and be binding upon the Interim Servicer and the Purchaser and their respective successors and assigns.

Section 12.05 Headings.  Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 12.06 Applicable Law.  This Agreement shall be construed in accordance with the laws of the State of New York.

Section 12.07 Relationship of Parties.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Interim Servicer shall be rendered by them as independent contractors and not as an agent of Purchaser. The Interim Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

Section 12.08 Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.09 Recordation of Assignments of Mortgage.  To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Interim Servicer’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.10 Appointment and Designation of Master Servicer. The Purchaser hereby appoints and designates Aurora Loan Services, Inc. as its master servicer (the “Master Servicer”) for the Mortgage Loans subject to this Agreement. The Interim Servicer is hereby authorized and instructed to take any and all instructions with respect to servicing the Mortgage Loans hereunder as if the Master Servicer were the Purchaser hereunder. The authorization and instruction set forth herein shall remain in effect until such time as the Interim Servicer shall receive written instruction from the Purchaser that such authorization and instruction is terminated.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

LEHMAN BROTHERS BANK, FSB (the Purchaser)

By:
Name: Title:

GREENPOINT MORTGAGE FUNDING INC. (the Interim Servicer)

By:
Name: Title:

EXHIBIT 1

FORM OF MONTHLY REMITTANCE ADVICE

[Intentionally Omitted]

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EXHIBIT 2

FORM OF CUSTODIAL ACCOUNT CERTIFICATION

_______ __, 2001

_____________________________________________ hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.04 of the Flow Interim Servicing Agreement, dated as of December 12, 2001, Fixed and Adjustable Rate Mortgage Loans, Group 2001-_____.

Title of Account: “Greenpoint Mortgage Funding Inc. in trust for the registered Purchaser, Group 2001-____.”

Account Number: __________________

Address of office or branch
of the Interim Servicer at
which Account is maintained: ________________

GREENPOINT MORTGAGE FUNDING INC. Interim Servicer

By:
Name: Title:

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EXHIBIT 3

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

_______ __, 2001

To: __________________
       __________________
       __________________
(the “Depository”)

As Interim Servicer under the Flow Interim Servicing Agreement, dated as of December 12, 2001, Fixed and Adjustable Rate Mortgage Loans, Group 2001-1 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.04 of the Agreement, to be designated as “Greenpoint Mortgage Funding Inc. in trust for the Fixed and Adjustable Rate Mortgage Loans - Group 2001-____.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Interim Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

GREENPOINT MORTGAGE FUNDING INC. Interim Servicer

By:
Name: Title:
Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

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Depository

By:
Name:
Title: Date:

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EXHIBIT 4

FORM OF ESCROW ACCOUNT CERTIFICTION

_________ ___, 200_

Greenpoint Mortgage Funding Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.06 of the Flow Interim Servicing Agreement, dated as of December 12, 2001, Fixed and Adjustable Rate Mortgage Loans, Group 2001-____.

Title of Account: “Greenpoint Mortgage Funding Inc. in trust for the Purchaser of the Fixed and Adjustable Rate Mortgage Loans, Group ___, and various Mortgagors.”

Account Number: _______________

Address of office or branch
of the Interim Servicer at
which Account is maintained: ______________

GREENPOINT MORTGAGE FUNDING INC. Interim Servicer

By:
Name:
Title: Date:

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EXHIBIT 5

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

_______ __, 200_

To: ____________________
       ____________________
       ____________________
(the “Depository”)

As Interim Servicer under the Flow Interim Servicing Agreement, dated as of December 12, 2001, Fixed and Adjustable Rate Mortgage Loans, Group 2001-____ (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.06 of the Agreement, to be designated as “Greenpoint Mortgage Funding Inc., in trust for the Purchasers of Fixed and Adjustable Rate Mortgage Loans - Group 2001-____.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Interim Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

GREENPOINT MORTGAGE FUNDING INC. Interim Servicer

By:
Name:
Title: Date:

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The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:
Name:
Title: Date:

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EXHIBIT 6

ACKNOWLEDGMENT AGREEMENT

On this ____ day of ____________, 200_, Lehman Brothers Bank, FSB, (the “Purchaser”) as the Purchaser under that certain Flow Interim Servicing Agreement dated as of December 12, 2001, (the “Agreement”), does hereby contract with Greenpoint Mortgage Funding Inc. (the “Seller”) as Seller under the Agreement, for the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto. The Seller hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Seller by the Purchaser in accordance with the terms of the Agreement.

With respect to the Mortgage Loans made subject to the Agreement hereby, the Closing Date shall be ___________________ and the Transfer Date shall be _______________.

All other terms and conditions of this transaction shall be governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

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This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

PURCHASER: LEHMAN BROTHERS BANK, FSB

By:
Name:
Title:

SELLER: GREENPOINT MORTGAGE FUNDING INC.

By:
Name:
Title:

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AMENDMENT NO. 1
TO THE FLOW INTERIM SERVICING AGREEMENT

This is Amendment No. 1 (the “Amendment No. 1”), dated as of March 14, 2003 (the “Amendment Date”), by and between Lehman Brothers Bank, FSB (the “Purchaser”), and Greenpoint Mortgage Funding, Inc. (the “Seller”) to that certain Flow Interim Servicing Agreement dated as of December 12, 2001 by and between the Seller and the Purchaser (the “Existing Servicing Agreement”, as amended by this Amendment 1, the “Servicing Agreement”).

WITNESSETH

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment No. 1 that the Existing Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Servicing Agreement.

Accordingly, the Seller and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Servicing Agreement is hereby amended as follows:

(1)	Article II of the Existing Servicing Agreement is hereby amended by adding the following language at the end thereof:

Section 2.23 Credit Reporting For each Mortgage Loan, the Interim Servicer shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., TransUnion, LLC and Experian Information Solution, Inc. on a monthly basis.

(2)	Effective Date. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a)	On the Amendment Effective Date, the Purchaser shall have received the following, each of which shall be satisfactory to the Purchaser:

(i)	this Amendment, executed and delivered by a duly authorized officer of the Seller and the Purchaser;

(ii)	such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

(b)
On the Amendment Effective Date, (i) the Seller shall be in compliance with all the representations and warranties set forth in Article X of the Servicing Agreement, as amended by this Amendment No. 1, on its part to be observed or performed, (ii) no default shall have occurred and be continuing on such date.

(3)	Except as expressly amended and modified by this Amendment, the Existing Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

(4)
This Amendment No. 1 shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(5)	This Amendment No. 1 may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

(6)	This Amendment No. 1 shall inure to the benefit of and be binding upon the Purchaser and the Seller under the Existing Servicing Agreement, and their respective successors and permitted assigns.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB Purchaser

By:
Name:
Title:

GREENPOINT MORTGAGE FUNDING, INC. Seller

By:
Name:
Title:

AMENDMENT REG AB
TO THE FLOW INTERIM SERVICING AGREEMENT

This is Amendment Reg AB (“Amendment Reg AB”), dated as of November 23, 2005, by and between Lehman Brothers Bank, FSB (the “Purchaser”), and Greenpoint Mortgage Funding Inc. (the “Seller”) to that certain Flow Interim Servicing Agreement dated as of December 12, 2001, and amended as of March 14, 2003, by and between the Seller and the Purchaser (as amended, modified or supplemented, the “Existing Agreement”).

WITNESSETH

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreement be amended to reflect agreed upon revisions to the terms of the Existing Agreement.

Accordingly, the Seller and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreement. The Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

Commission: The United States Securities and Exchange Commission.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: An agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

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Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller Information: As defined in Section 2(g)(i)(A)(1).

Servicer: As defined in Section 2(c)(ii).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

2. The Purchaser and the Seller agree that the Existing Agreement is hereby amended by adding the following provisions:

(a)  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Article 2 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

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(b) Additional Representations and Warranties of the Seller.

(i) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller’s financial condition that could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Seller or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(ii) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c) Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (1) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii) and (v) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iii) of this Section.

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(i) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding the Seller and each Subservicer, as applicable, as is requested for the purpose of compliance with Items 1103(a)(1), 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Subservicer; and

(B) a description of any affiliation or relationship between the Seller, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

(ii) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

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(2) the extent of outsourcing the Servicer utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

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(iii) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Subservicer to) (a) notify the Purchaser and any Depositor in writing of (1) any material litigation or governmental proceedings pending against the Seller or any Subservicer and (2) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Subservicer and any of the parties specified in clause (B) of paragraph (i) of this Section 2(c) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (b) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(iv) As a condition to the succession to the Seller or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Seller or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(v) In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Seller shall provide such information reasonably available to the Seller regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

(d) Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2007, the Seller shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e) Report on Assessment of Compliance and Attestation.

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(i) On or before March 1 of each calendar year, commencing in 2007, the Seller shall:

(A) deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Seller’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(B) deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C) cause each Subservicer and each Subcontractor determined by the Seller pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

(D) deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit A.

The Seller acknowledges that the parties identified in clause (i)(D) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Section 2(f).

(f) Use of Subservicers and Subcontractors.

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The Seller shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (i) of this Section. The Seller shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (ii) of this Section.

(i) It shall not be necessary for the Seller to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Seller shall cause any Subservicer used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(ii), 2(c)(iv), 2(d), 2(e) and 2(g) of this Agreement to the same extent as if such Subservicer were the Seller, and to provide the information required with respect to such Subservicer under Section 2(c)(iii) of this Agreement. The Seller shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

(ii) It shall not be necessary for the Seller to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Seller shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Seller or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Seller shall cause any such Subcontractor used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 2(e) and 2(g) of this Agreement to the same extent as if such Subcontractor were the Seller. The Seller shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 2(e), in each case as and when required to be delivered.

(g) Indemnification; Remedies.

(i) The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial Purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

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(A)(1) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Amendment Reg AB by or on behalf of the Seller, or provided under this Amendment Reg AB by or on behalf of any Subservicer or Subcontractor (collectively, the “Seller Information”), or (2) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(B) any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, including any failure by the Seller to identify pursuant to Section 2(f)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(C) any breach by the Seller of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (i)(B) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, any Subservicer or any Subcontractor.

(ii) The Purchaser and each Person who controls the Purchaser shall indemnify the Company, each affiliate of the Company, each Person who controls any of such parties or the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Company, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

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(A) (1) any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any offering circular, any computational materials, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”) or (2) the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Company Information.

(iii) (A) Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, or any breach by the Seller of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (B) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

(B) Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 2(d) or 2(e), including any failure by the Seller to identify pursuant to Section 2(f)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

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(C) The Seller shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

3. The Seller acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in a Securitization Transaction in addition to the Mortgage Loans may be determined by a Depositor to be a Participating Entity on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation. The Seller shall (A) respond as promptly as practicable to any good faith request by the Purchaser or any Depositor for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Purchaser or any Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 2(e).

4. Notwithstanding any other provision of this Amendment Reg AB, (i) the Seller shall seek the consent of the Purchaser for the utilization of all third party service providers, including Subservicers and Subcontractors, when required by and in accordance with the terms of the Existing Agreement and (ii) references to the Purchaser shall be deemed to include any assignees or designees of the Purchaser, such as any Depositor, a master servicer or a trustee.

5. The Existing Agreement is hereby amended by adding the Exhibits attached hereto as Exhibit A and Exhibit B to the end thereto. References in this Amendment Reg AB to “this Agreement” or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreement as amended by this Amendment Reg AB. Except as expressly amended and modified by this Agreement Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreement, this Amendment Reg AB shall control.

6. This Amendment Reg AB shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

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7. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Amendment Reg AB shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. The Existing Agreement as amended by this Amendment Reg AB may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Amendment Reg AB and the Existing Agreement.

[Signatures Commence on Following Page]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB Purchaser

By:
Name:
Title:

GREENPOINT MORTGAGE FUNDING INC. Seller

By:
Name:
Title:

EXHIBIT A

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Greenpoint Mortgage Funding Inc., certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Seller provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Seller’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Seller during 200[ ] that were delivered by the Seller to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Seller Servicing Information”);

(2) Based on my knowledge, the Seller Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Seller Servicing Information;

(3) Based on my knowledge, all of the Seller Servicing Information required to be provided by the Seller under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Seller as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Seller has fulfilled its obligations under the Agreement; and

(5) The Compliance Statement required to be delivered by the Seller pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Seller and by each Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By:
Name:
Title:

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Seller] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date: _________________________

By:
Name:
Title :